Exhibit 99.1

Fabrinet Announces Second Quarter 2012 Financial Results

BANGKOK, Thailand – February 6, 2011 – Fabrinet (NYSE: FN), a provider of precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the second quarter of fiscal 2012, ended December 30, 2011.

Fabrinet reported total revenue of $96.6 million for the second quarter of fiscal 2012, a decrease of 47.7% compared to revenue of $184.6 million for the comparable period in fiscal 2011. GAAP net loss in the second quarter was $(33.3) million, or $(0.96) per diluted share, a decrease of 310.4% compared to GAAP net income of $15.8 million, or $0.46 per diluted share in the second quarter of 2011. Non-GAAP net income in the second quarter was $6.2 million, or $0.18 per diluted share, a decrease of 63.6% compared to non-GAAP net income of 17.0 million, or $0.49 per share in the second quarter of 2011.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Following the most severe flooding season of the last century in Thailand, I’m pleased to report that we are executing on a strong recovery plan. We are grateful to our employees, who overcame great personal hardship and loss, to undertake extraordinary efforts to protect and restore the equipment and inventory of our customers and to our customers for their ongoing confidence and close collaboration during these trying times. We are making solid progress and look forward to getting back to business as usual.”

John Marchetti, Chief Strategy Officer, and Mark Schwartz, Chief Financial Officer, will be available to meet investors in upcoming weeks at the following conferences –

•	February 9th at the Stifel Conference in Dana Point, CA at 1:05pm PT
•	February 14th at the Deutsche Bank Small Mid Cap Conference in South Beach, FL
•	February 27th at the Morgan Stanley Conference in San Francisco, CA at 3:40pm PT

Business Outlook

Based on information available as of February 6, 2012, Fabrinet is issuing guidance for the third quarter of fiscal 2012 as follows:

The company expects third quarter revenue to be in the range of $131 million to $136 million. Non-GAAP net income per share is expected to be in the range of $0.22 to $0.24, based on approximately 34.9 million fully diluted, weighted average shares outstanding.

Conference Call Information

What: When: Time: Live Call: Replay:

Fabrinet second quarter 2012 financial results conference call

Monday, February 6, 2012

5:00 p.m. ET

(888) 357-3694, domestic

(253) 237-1137, international

Passcode 45335033

(855) 859-2056, domestic

(404) 537-3406, international

Passcode 45335033

Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet provides precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: http://www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the third quarter of fiscal year 2012 and statements about our progress towards returning to normal operations. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our ability to recover expected amounts under our insurance policies; post-flood recovery and rebuilding efforts in Thailand; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into new markets; increasing competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; and other important factors as described in Fabrinet reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on November 9, 2011 and our annual report on Form 10-K, filed on August 31, 2011. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses and other expenses in relation to flood. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:
Abhi Kanitkar
ICR, Inc.
(617) 956-6735
ir@fabrinet.com

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of December 30, 2011 and June 24, 2011

(in thousands of U.S. dollars, except share data)	December 30, 2011	June 24, 2011
Assets
Current assets
Cash and cash equivalents	$112,078	$127,282
Trade accounts receivable, net	97,824	117,705
Inventories, net	103,287	106,467
Investment in leases	—	448
Deferred tax assets	3,705	1,308
Prepaid expenses and other current assets	4,716	4,466

Total current assets	321,610	357,676

Non-current assets
Property, plant and equipment, net	88,436	75,410
Intangibles, net	555	892
Investment in leases	—	1,163
Deferred tax assets	1,972	1,953
Deposits and other non-current assets	669	681

Total non-current assets	91,632	80,099

Total assets	$413,242	$437,775

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$6,368	$4,398
Trade accounts payable	57,052	92,563
Construction payable	3,437	2,475
Income tax payable	1,046	1,858
Deferred tax liability	1,181	1,056
Accrued payroll, profit sharing and related expenses	5,697	7,677
Accrued expenses	4,575	3,986
Other payables	4,721	3,796
Liabilities to third parties due to flood losses	11,684	—

Total current liabilities	95,761	117,809

Non-current liabilities
Long-term loans from banks, non-current portion	23,545	11,979
Severance liabilities	4,751	4,478
Other non-current liabilities	2,027	1,982

Total non-current liabilities	30,323	18,439

Total liabilities	126,084	136,248

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 30, 2011 and June 24, 2011, respectively)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,422,252 shares and 34,207,579 shares issued and outstanding as of December 30, 2011 and June 24, 2011, respectively)	344	342
Additional paid-in capital	63,044	59,816
Retained earnings	223,770	241,369

Total shareholders’ equity	287,158	301,527

Total Liabilities and Shareholders’ Equity	$413,242	$437,775

Fabrinet

Unaudited Condensed Consolidated Statements of Operations

For the three and six months ended December 30, 2011 and December 24, 2010

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars)	December 30, 2011	December 24, 2010	December 30, 2011	December 24, 2010
Revenues	$96,609	$184,631	$282,956	$358,371
Cost of revenues	(87,680)	(160,968)	(251,143)	(312,932)

Gross profit	8,929	23,663	31,813	45,439
Selling, general and administrative expenses	(5,319)	(5,951)	(11,957)	(10,778)
Other expenses in relation to flood	(40,265)	—	(40,265)	—

Operating income	(36,655)	17,712	(20,409)	34,661

Interest income	224	114	419	212
Interest expense	(68)	(90)	(142)	(201)
Foreign exchange gain (loss), net	787	(670)	600	(1,048)
Other income	59	11	156	15

Income (loss) before income taxes	(35,653)	17,077	(19,376)	33,639
Income tax benefit (expense)	2,399	(1,271)	1,777	(2,628)

Net income (loss)	$(33,254)	$15,806	$(17,599)	$31,011

Earnings (loss) per share
Basic	$(0.97)	$0.47	$(0.51)	$0.92

Diluted	$(0.96)	$0.46	$(0.51)	$0.90

Weighted average number of ordinary shares outstanding
(thousands of shares)
Basic	34,396	33,768	34,309	33,765
Diluted	34,544	34,450	34,523	34,401

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 30,	December 30,	December 24,	December 24,	December 30,	December 30,	December 24,	December 24,
	2011	2011	2010	2010	2011	2011	2010	2010
	Net loss	Diluted EPS	Net income	Diluted EPS	Net loss	Diluted EPS	Net income	Diluted EPS
GAAP measures	(33,254)	(0.96)	15,806	0.46	(17,599)	(0.51)	31,011	0.90

Items reconciling GAAP net income (loss) & EPS to non-GAAP net income & EPS:

Related to cost of revenues:
Share-based compensation expenses	465	0.01	386	0.01	911	0.03	478	0.01

Total related to gross profit	465	0.01	386	0.01	911	0.03	478	0.01

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,138	0.03	806	0.02	1,680	0.05	942	0.03

Total related to selling, general and administrative expenses	1,138	0.03	806	0.02	1,680	0.05	942	0.03

Related to other expenses:
Other expenses in relation to flood	40,265	1.16	—	—	40,265	1.16	—	—

Total related to other expenses	40,265	1.16	—	—	40,265	1.16	—	—

Related to income tax (benefit) expense
Income tax (benefit) expense	(2,422)	(0.07)	—	—	(2,422)	(0.07)	—	—

Total related to income tax (benefit) expense	(2,422)	(0.07)	—	—	(2,422)	(0.07)	—	—

Total related to net income & EPS	39,446	1.14	1,192	0.03	40,434	1.17	1,420	0.04

Non-GAAP measures	6,192	0.18	16,998	0.49	22,835	0.66	32,431	0.94

Shares used in computing diluted net income per share
GAAP diluted shares		34,544		34,450		34,523		34,401
Non-GAAP diluted shares		34,738		34,645		34,707		34,525